UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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RENT-A-CENTER, INC.
(Name of Registrant as Specified in Its Charter)

ENGAGED CAPITAL FLAGSHIP MASTER FUND, LP

ENGAGED CAPITAL CO-INVEST V, LP

ENGAGED CAPITAL CO-INVEST V-A, LP

ENGAGED CAPITAL FLAGSHIP FUND, LP

ENGAGED CAPITAL FLAGSHIP FUND, LTD.

ENGAGED CAPITAL, LLC

ENGAGED CAPITAL HOLDINGS, LLC

GLENN W. WELLING

JEFFREY J. BROWN

MITCHELL E. FADEL

CHRISTOPHER B. HETRICK

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Engaged Capital, LLC, together with the other participants named herein (collectively, “Engaged Capital”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying BLUE proxy card to be used to solicit votes for the election of Engaged Capital’s slate of highly qualified director nominees to the Board of Directors of Rent-A-Center, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2017 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On June 1, 2017, Engaged Capital issued the following press release:

GLASS LEWIS RECOMMENDS RENT-A-CENTER STOCKHOLDERS VOTE FOR CHANGE ON ENGAGED CAPITAL’S BLUE PROXY

•	Glass Lewis recommends RCII stockholders vote the BLUE Engaged Capital proxy to elect Engaged Capital nominees Jeffrey J. Brown and Christopher B. Hetrick.
•	Glass Lewis recommendation follows ISS recommendation to vote the BLUE Engaged Capital proxy.
•	Vote the BLUE Engaged Capital proxy card today to elect Jeffrey J. Brown, Mitchell E. Fadel, and Christopher B. Hetrick and restore stockholder value.

Newport Beach, CA, June 1, 2017 /Business Wire/ - Engaged Capital, LLC (together with its affiliates, “Engaged Capital”), an investment firm specializing in enhancing the value of small and mid-cap North American equities with a 20.5% economic exposure to Rent-A-Center, Inc. (“RCII” or the “Company”) (NASDAQ:RCII), announced today that Glass Lewis & Co., LLC (“Glass Lewis”), a leading independent proxy voting advisory firm, has recommended that RCII stockholders vote on the BLUE Engaged Capital proxy card to elect two of Engaged Capital’s highly-qualified director candidates, Jeffrey J. Brown and Christopher B. Hetrick, at the Company’s upcoming 2017 Annual Meeting of Stockholders to be held on June 8, 2017 (the “Meeting”). Engaged Capital urges all RCII stockholders to vote the BLUE proxy card for all three Engaged Capital nominees and restore stockholder value.

Glenn W. Welling, Chief Investment Officer of Engaged Capital, responded to the Glass Lewis report saying, “We are very pleased that Glass Lewis has joined ISS in strongly endorsing our case for urgent change at RCII. Both independent proxy advisors have now recognized that the RCII Board is long-tenured and entrenched, and has failed to consider all of the available strategic alternatives before embarking on a risky turnaround strategy. Our nominees will bring much needed accountability and objectivity into the boardroom. Engaged Capital urges all stockholders to vote for all three of our nominees on the BLUE proxy card today!”

Glass Lewis endorsed Engaged Capital’s case for change and recommended that stockholders vote on Engaged Capital’s BLUE proxy card stating:

“…[Engaged Capital] has raised several valid concerns with the viability of the financial projections in the turnaround plan. Moreover, we agree that the incumbent board does not appear to have taken sufficient steps to fully evaluate potential strategic alternatives before determining to proceed with the turnaround plan.

To this end, we expect that the board could benefit from additional oversight and fresh perspective.”

Glass Lewis praised Engaged Capital nominees Brown and Hetrick noting that:

With respect to nominee Jeffrey J. Brown: “…has considerable finance and transactional experience that could likely be of value to the board as it considers opportunities to maximize shareholder value.”

With respect to nominee Christopher B. Hetrick: “We expect Mr. Hetrick could provide additional oversight and ownership perspective if elected to the board, while also advocating for the broader review of strategic alternatives Engaged Capital has requested.”

Glass Lewis noted the substantial destruction of value suffered by RCII stockholders and that stockholders may wish to hold incumbent directors of RCII accountable:

“…we find that [RCII] suffers from poor financial and operating performance, including generating total shareholder returns that significantly lagged all benchmarks over all periods reviewed in our analysis and destroying considerable shareholder value with negative absolute returns in every period reviewed.”

“Management Nominees Roberts and Jackson have both served on the board for 10 years and we expect shareholders may wish to hold them accountable for the Company’s poor performance during their tenures.”

Glass Lewis criticized the RCII board of directors’ (the “Board”) failure to properly evaluate all of the strategic alternatives available to the Company:

“…we also believe [Engaged Capital] has raised several valid concerns with the viability of the financial projections in the turnaround plan. Moreover, we agree that the incumbent board does not appear to have taken sufficient steps to fully evaluate potential strategic alternatives before determining to proceed with the turnaround plan.”

Glass Lewis expressed serious concerns about the Board’s conduct and governance:

With respect to the classified Board structure: “…we believe classified boards are less accountable to shareholders than boards that are elected annually and we favor the repeal of classified boards.”

With respect to the adoption of a poison pill that stockholders do not have the opportunity to vote on until the 2018 meeting: “We believe that shareholder rights plans ("poison pills") are not in the best interest of shareholders. Specifically, they can reduce management accountability by substantially limiting opportunities for corporate takeovers. Rights plans can thus prevent shareholders from receiving a buy-out premium for their stock.”

“…we believe that shareholders should be allowed to vote on whether or not they support such a plan's implementation.”

With respect to RCII’s late change of its record date: “…the Company’s decision to move the record date for the 2017 annual meeting appears to have been in violation of SEC rules and appears to serve little purpose other than to frustrate the meeting mechanics.”

Glass Lewis noted that the RCII Board’s response to the challenges faced by the Company, including the resignations of CFO Davis and CEO Davis may have been as a direct result of Engaged Capital’s engagement with the Board, and may not have occurred without Engaged Capital’s efforts:

“…we recognize the Dissident’s position that recent changes at RAC, including the executive management [transition] and turnaround plan, were made after Engaged Capital commenced discussions with the Company and may be a reaction to the Dissident’s engagement.”

“We believe there is valid concern that the incumbent board may not have taken decisive steps to address clear financial and operational challenges at the Company in the absence of outside pressure from the Dissident.”

STOCKHOLDERS, ISS AND GLASS LEWIS HAVE SPOKEN – THE TIME FOR ACTION HAS ARRIVED.

VOTE THE BLUE ENGAGED CAPITAL PROXY CARD FOR ALL THREE ENGAGED CAPITAL NOMINEES TODAY.

If you have any questions, or require assistance with your vote, please contact Saratoga Proxy Consulting LLC, toll- free at (888) 368-0379, call direct at (212) 257-1311 or email: info@saratogaproxy.com

About Engaged Capital:

Engaged Capital, LLC (“Engaged Capital”) was established in 2012 by a group of professionals with significant experience in activist investing in North America and was seeded by Grosvenor Capital Management, L.P., one of the oldest and largest global alternative investment managers. Engaged Capital is a limited liability company owned by its principals and formed to create long-term shareholder value by bringing an owner’s perspective to the managements and boards of undervalued public companies. Engaged Capital’s efforts and resources are dedicated to a single investment style, “Constructive Activism” with a focus on delivering superior, long-term, risk-adjusted returns for investors. Engaged Capital is based in Newport Beach, California.

SOURCE: Engaged Capital, LLC

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